Exhibit 5.1


                                 April 21, 1999


Tower Realty Trust, Inc.
299 Madison Avenue
New York, NY 10017

         Re:   Tower Realty Trust, Inc.:
               Registration Statement on Form S-3
               Shares of Common Stock
               -----------------------------------

Ladies and Gentlemen:

        We have served as Maryland counsel to Tower Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration by the Company on behalf of the Selling Stockholders of up to (i) 3,103,205 shares of its Common Stock, $.01 par value per share (the "Common Stock"), which have been previously issued by the Company (the "Outstanding Shares") and (ii) 1,684,770 shares of the Common Stock (the "OP Exchange Shares," together with the Outstanding Shares, the "Shares") which may be issued by the Company to holders of units of limited partnership interest ("OP Units") in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for OP Units, all covered by the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         2. The Bylaws of the Company, certified as of a recent date by the Executive Vice President -- Finance and Administration and Chief Financial Officer of the Company;



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Tower Realty Trust, Inc.
April 21, 1999
Page 2

         3. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Outstanding Shares (the "Outstanding Shares Resolutions"), certified as of a recent date by the Executive Vice President -- Finance and Administration and Chief Financial Officer of the Company;

         4. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the OP Exchange Shares (the "OP Exchange Shares Resolutions"), certified as of a recent date by the Executive Vice President -- Finance and Administration and Chief Financial Officer of the Company;

         5. The form of prospectus which is part of the Registration Statement, in the form to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act;

         6. A certificate, as of a recent date, of the SDAT as to the good standing of the Company;

         7. The form of certificate representing a share of the Common Stock, certified as of a recent date by the Executive Vice President -- Finance and Administration and Chief Financial Officer of the Company;

         8. A certificate executed by Lester S. Garfinkel, Executive Vice President -- Finance and Administration and Chief Financial Officer of the Company, dated as of the date hereof; and

         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms; and




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Tower Realty Trust, Inc.
April 21, 1999
Page 3

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

         5. The Outstanding Shares have not been transferred in violation of any restriction or limitation contained in the Charter. The OP Exchange Shares will not be transferred in violation of any limitation or restriction contained in the Charter.

         6. At the time of the issuance of any of the Outstanding Shares, and immediately thereafter, the total number of shares of Common Stock issued and outstanding did not exceed the total number of shares of Common Stock that the Company was then authorized to issue under the Charter. The Outstanding Shares were paid for and issued in accordance with the Outstanding Shares Resolutions.

         7. Upon the issuance of the OP Exchange Shares in accordance with the Charter, the Resolutions and the Registration Statement, the total number of shares of Common Stock issued and outstanding or reserved for issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         3. The OP Exchange Shares have been duly authorized and, upon issuance in accordance with the terms of the Charter, Resolutions and Registration Statement, such shares will be validly issued, fully paid and non-assessable.



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Tower Realty Trust, Inc.
April 21, 1999
Page 4


         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of or compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or real estate syndication. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, except as provided above, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                     Very truly yours,



                                     /s/Ballard Spahr Andrews & Ingersoll, LLP